UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway

Suite 901E

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective December 16, 2024, the Board of Directors (the “Board”) of KalVista Pharmaceuticals, Inc. (the “Company”) appointed Jebediah T. Ledell as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Ledell, age 49, served as the Chief Operating Officer of AVEO Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company, from December 2021 to December 2024. From September 2019 to November 2021, Mr. Ledell served as Chief Operating Officer of Enzyvant, a commercial-stage biotechnology company. From May 2017 to April 2019, Mr. Ledell served as Chief Operating Officer at Compass Therapeutics LLC, a clinical-stage, oncology-focused biopharmaceutical company (“Compass”). Prior to joining Compass, from June 2014 to December 2016, he was the Chief Operating Officer at Horizon Discovery Group Plc, a biotechnology research company. Earlier in his career, Mr. Ledell served in a variety of roles at Zalicus Incorporated, a biopharmaceutical company, including Vice President of Technology and Vice President of Corporate Operations, and also served in a variety of roles at CombinatoRx, Inc., biotechnology company. Mr. Ledell earned his B.S. in Chemical Engineering from the Worcester Polytechnic Institute.

In connection with his appointment, the Company entered into an Executive Employment Agreement with Mr. Ledell (the “Ledell Employment Agreement”) that provides for (i) a base salary of $500,000 per year, (ii) an annual bonus target equal to 40% of his base salary and (iii) an award of stock options to purchase 100,000 shares of the Company’s common stock (the “Options”), which will vest over a four year period with 1/4th of the total shares subject to the Options vesting on the one-year anniversary of Mr. Ledell’s start date and thereafter, 1/48th of the total number of shares underlying the Options vesting on each monthly anniversary of the vesting commencement date, subject to Mr. Ledell’s continued service through each vesting date. In addition, pursuant to the terms of the Ledell Employment Agreement, if his employment is terminated either by the Company without “cause” or by Mr. Ledell for “good reason” (as such terms are defined in the Ledell Employment Agreement), Mr. Ledell will be entitled to (1) a lump sum payment equal to 12 months of his base salary and (2) reimbursement for continuation coverage under COBRA for 12 months. If within two years immediately following the consummation of a “change in control” (as such term is defined in the Ledell Employment Agreement), Mr. Ledell’s employment is terminated either by the Company without “cause” or by Mr. Ledell for “good reason”, Mr. Ledell will be entitled to (1) a lump sum cash payment equal to 12 months of his base salary, (2) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs, (3) reimbursement for continuation coverage under COBRA for 12 months and (4) full vesting of all outstanding unvested equity-based awards (with performance metrics applicable to performance based equity awards to be deemed achieved at “target” or “actual”, if determinable, unless the performance award provides otherwise).

In connection with his appointment, Mr. Ledell will execute the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed with the SEC as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 on December 29, 2014 and is incorporated by reference herein.

There are no other arrangements or understandings between Mr. Ledell and any other persons, pursuant to which he was appointed as Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Ledell and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing Mr. Ledell’s appointment, a copy of which is attached hereto as Exhibit 99.1 The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued December 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: December 16, 2024	By:	/s/ Brian Piekos
Brian Piekos
Chief Financial Officer